EXHIBIT 99.1
July 24, 2015

DTE Energy reports second quarter 2015 results, raises guidance

DETROIT - DTE Energy (NYSE:DTE) today reported second quarter 2015 earnings of $109 million, or $0.61 per diluted share, compared with $124 million, or $0.70 per diluted share in 2014.

Operating earnings for the second quarter 2015 were $137 million or $0.76 per diluted share, compared with 2014 operating earnings of $128 million, or $0.73 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

Gerry Anderson, DTE Energy’s chairman and CEO, said the financial results for the first six months provide not only a strong foundation for the balance of the year, but also the basis for the company to increase its full-year earnings guidance. The results, he added, also reflect the company’s ongoing commitment to improve operations and reduce costs.

“Becoming the best operated energy company in North America and a force for growth and prosperity in the communities we serve remains our aspiration,” Anderson said. “We continue to work hard for our customers and shareholders to reach new levels of operational, reliability, and financial excellence.” Anderson noted recent achievements as examples of DTE’s efforts to obtain these goals:

•	Earlier this month, DTE Energy was ranked second in overall customer satisfaction with electric

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utility residential customers in the Midwest among large utilities in J.D. Power’s 2015 study. The study measures customer satisfaction by examining six factors - power quality and reliability, price, billing and payment, corporate citizenship, communications and customer service. DTE has improved its score every year since 2012 and currently achieves the highest score in three of the six factors within the Midwest Large segment. This follows DTE Energy being ranked “Highest in Customer Satisfaction With Residential Natural Gas Service in the Midwest Among Large Utilities” in 2014.[1]

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DTE pledged to spend $5 billion with Michigan-based companies over the next five years as part of the state’s Pure Michigan Business Connect Program. The multi-billion dollar public-private initiative connects buyers to suppliers of Michigan goods and services. DTE’s $5 billion pledge is double the original spend committed.

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DTE Electric’s customers experienced fewer outages and 25 percent faster restoration times compared to the average performance over the past 7 years. The results were driven by investments in reliability and operational improvements.

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DTE Energy received its third consecutive Gallup Great Workplace award last quarter. DTE also received the Development by Design award from the Gallup organization. The award recognizes DTE’s focus on creating personal, team and organizational success through employee training programs.

DTE raises operating EPS guidance for 2015

DTE Energy raised its 2015 operating earnings per share guidance to $4.54 to $4.90 from $4.48 to $4.72.

“Strong ongoing performance at our non-utility businesses provides us the underlying strength to increase our guidance for 2015,” said Peter Oleksiak, DTE Energy senior vice president and Chief Financial Officer. “We are confident in raising operating earnings guidance from a mid-point of $4.60 to $4.72 per share for

2015. This confidence in our outlook is further evidenced by our Board of Directors’ action in June to increase the quarterly dividend 5.8 percent to $0.73 per share.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Oleksiak at 9 a.m. EDT today, to discuss second quarter 2015 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (888) 572-7026 or International toll: (719) 457-2698. The passcode is 5008098. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today to noon Friday, August 7. To access the replay, dial US and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 5008098.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide.
Its operating units include an electric utility serving 2.1 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. As one of Michigan's leading corporate citizens, DTE Energy is a force for growth and prosperity in the 450 Michigan communities it serves in a variety of ways, including philanthropy, volunteerism and economic progress. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

1Disclaimer: DTE Energy received the highest numerical score in the Midwest in the proprietary J.D. Power 2014 Gas Utility Residential Customer Satisfaction StudySM (large providers). Residential based on 69,806 online interviews ranking 17 large Midwest providers. Proprietary study results are based on experiences and perceptions of residential customers surveyed 9/13-12/14. Your experiences may vary. Visit jdpower.com. Geographic area of use: Midwestern U.S. (CO, IL, IN, IA, KS, KY, MI, MN, MS, NB, OH, ND, SD, WI) and www.dteenergy.com and DTE social media sites.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2015 operating earnings guidance. It is likely that certain items that impact the company's 2015 reported results will be excluded from operating results. Reconciliations to the comparable 2015 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, FERC, MPSC, NRC, and CFTC as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission or generation facility; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; contract disputes, binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2014 Form 10-K and 2015 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

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For further information, members of the media may call:
Scott Simons            (313) 235-8808

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Joyce Leslie            (313) 235-3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In millions, except per share amounts)
Operating Revenues	$2,268	$2,698	$5,252	$6,628

Operating Expenses
Fuel, purchased power and gas	942	1,276	2,340	3,431
Operation and maintenance	793	811	1,619	1,652
Depreciation and amortization	220	282	429	562
Taxes other than income	91	87	191	182
Asset (gains) losses and impairments, net	18	(7)	8	(8)
	2,064	2,449	4,587	5,819
Operating Income	204	249	665	809

Other (Income) and Deductions
Interest expense	115	106	225	216
Interest income	(2)	(3)	(6)	(5)
Other income	(49)	(40)	(100)	(81)
Other expenses	9	10	19	18
	73	73	138	148
Income Before Income Taxes	131	176	527	661

Income Tax Expense	26	50	148	208

Net Income	105	126	379	453

Less: Net Income (Loss) Attributable to Noncontrolling Interests	(4)	2	(3)	3

Net Income Attributable to DTE Energy Company	$109	$124	$382	$450

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.61	$0.70	$2.13	$2.54

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.61	$0.70	$2.13	$2.54

Weighted Average Common Shares Outstanding
Basic	179	177	179	177
Diluted	179	177	179	177
Dividends Declared per Common Share	$0.69	$0.66	$1.38	$1.31

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2015				2014
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$99	$12	A	$111	$129	$—		$129

DTE Gas	(7)	—		(7)	(4)	—		(4)

Non-utility Operations
Gas Storage and Pipelines	25	—		25	18	—		18

Power and Industrial Projects	8	10	B	18	13	—		13

Energy Trading	(3)	6	C	3	(14)	4	C	(10)

Total Non-utility operations	30	16		46	17	4		21

Corporate and Other	(13)	—		(13)	(18)	—		(18)

Net Income Attributable to DTE Energy Company	$109	$28		$137	$124	$4		$128

Adjustments key
A) 2011/2012 PSCR disallowance
B) Contract termination
C) Certain mark to market adjustments

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.55	$0.07	A	$0.62	$0.73	$—		$0.73

DTE Gas	(0.04)	—		(0.04)	(0.02)	—		(0.02)

Non-utility Operations
Gas Storage and Pipelines	0.14	—		0.14	0.10	—		0.10

Power and Industrial Projects	0.05	0.05	B	0.10	0.07	—		0.07

Energy Trading	(0.02)	0.03	C	0.01	(0.08)	0.03	C	(0.05)

Total Non-utility operations	0.17	0.08		0.25	0.09	0.03		0.12

Corporate and Other	(0.07)	—		(0.07)	(0.10)	—		(0.10)

Net Income Attributable to DTE Energy Company	$0.61	$0.15		$0.76	$0.70	$0.03		$0.73

Adjustments key
A) 2011/2012 PSCR disallowance
B) Contract termination
C) Certain mark to market adjustments

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2015				2014
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$235	$12	A	$247	$265	$—		$265

DTE Gas	104	—		104	125	—		125

Non-utility Operations
Gas Storage and Pipelines	52	—		52	39	—		39

Power and Industrial Projects	41	10	B	51	28	—		28

Energy Trading	(12)	37	C	15	28	(30)	C	(2)
		(10)	D
Total Non-utility operations	81	37		118	95	(30)		65

Corporate and Other	(38)	—		(38)	(35)	8	E	(27)

Net Income Attributable to DTE Energy Company	$382	$49		$431	$450	$(22)		$428

Adjustments key
A) 2011/2012 PSCR disallowance
B) Contract termination
C) Certain mark to market adjustments
D) Natural gas pipeline refund
E) New York state tax law change

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$1.31	$0.07	A	$1.38	$1.50	$—		$1.50

DTE Gas	0.58	—		0.58	0.71	—		0.71

Non-utility Operations
Gas Storage and Pipelines	0.29	—		0.29	0.22	—		0.22

Power and Industrial Projects	0.23	0.05	B	0.28	0.16	—		0.16

Energy Trading	(0.07)	0.22	C	0.09	0.15	(0.16)	C	(0.01)
		(0.06)	D
Total Non-utility operations	0.45	0.21		0.66	0.53	(0.16)		0.37

Corporate and Other	$(0.21)	—		(0.21)	(0.20)	0.04	E	(0.16)

Net Income Attributable to DTE Energy Company	$2.13	$0.28		$2.41	$2.54	$(0.12)		$2.42

Adjustments key
A) 2011/2012 PSCR disallowance
B) Contract termination
C) Certain mark to market adjustments
D) Natural gas pipeline refund
E) New York state tax law change